SCHEDULE 14 C INFORMATION
              Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[ ]  Preliminary Information Statement
[X]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)


                           ACAP CORPORATION
               (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
          Acap Corporation Common Stock, par value $.10

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:



[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount previously paid:

     2)   Form, schedule or registration statement no.:

     3)   Filing party:

     4)   Date filed:



                                  ACAP CORPORATION
                                10555 Richmond Avenue
                                Houston, Texas 77042

                           ------------------------------

                                      NOTICE OF
                           ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On April 28, 1997
                        ------------------------------------

     To Our Stockholders:

     The Annual Meeting of Stockholders of Acap Corporation (the "Company") will be held Monday, April 28, 1997, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, Houston, Texas.

     The purposes of the meeting are:

     1.   To elect a Board of Directors to serve for the ensuing year;

     2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Holders of the Company's Common Stock of record at the close of business on March 24, 1997, are entitled to receive notice of and to vote at the meeting.

     The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company to provide notice of the Company's Annual Meeting of Stockholders.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                        For the Board of Directors

                                        H. Kathleen Musselwhite
                                        Secretary

     April 7, 1997

     TABLE OF CONTENTS


     General Information . . . . . . . . . . . . . . . . .    1

     Voting  . . . . . . . . . . . . . . . . . . . . . . .    1

     Election of Directors . . . . . . . . . . . . . . . .    2

     Meetings and Committees . . . . . . . . . . . . . . .    2

     Security Ownership of Certain Owners  . . . . . . . .    3

     Executive Officers  . . . . . . . . . . . . . . . . .    3

     Security Ownership of Management  . . . . . . . . . .    4

     Beneficial Ownership Reporting  . . . . . . . . . . .    5

     Executive Compensation  . . . . . . . . . . . . . . .    5

     Certain Relationships and Related Transactions  . . .    6

     Independent Auditors  . . . . . . . . . . . . . . . .    7

     Quorum for Meeting  . . . . . . . . . . . . . . . . .    7

     Submission of Stockholder Proposals . . . . . . . . .    7

                                  ACAP CORPORATION
                                10555 Richmond Avenue
                                Houston, Texas 77042

                                INFORMATION STATEMENT

                        WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND US A PROXY


                                 GENERAL INFORMATION

     This Information Statement is furnished on behalf of the Board of Directors of Acap Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Monday, April 28, 1997, at 8:00 a.m., local time, at the offices of the Company, 10555 Richmond Avenue, Houston, Texas. This Information Statement is first being sent or given to stockholders of the Company on or about April 7, 1997.

                                       VOTING

     The common stock, $.10 par value (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on March 24, 1997, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 7,592 shares of Common Stock outstanding (excluding shares held by the Company's subsidiary, which are not voted) and approximately 806 holders of the Common Stock. Each share of the Company's Common Stock is entitled to one vote.

     The shares owned by InsCap Corporation, the controlling stockholder of the Company, will be voted for the election of directors recommended by the Board of Directors.

                                ELECTION OF DIRECTORS

     A Board of Directors consisting of three members will be elected at the Annual Meeting, each member to serve until the next Annual Meeting and until a successor shall be elected and shall qualify. If, for any reason not known at present, any nominee is not available for election, InsCap Corporation will vote for such substitute persons, if any, as shall be designated by the Board of Directors.

     The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect a director.

     Brief statements setting forth the age (at March 24, 1997), the business experience during the past five years, the year in which first elected a director, which includes any period during which such nominee served as a director of American Capitol Insurance Company ("American Capitol") prior to the Company's formation, and other information concerning each nominee appear below. All such nominees are members of the present Board of Directors.

     R. Wellington Daniels (82): Mr. Daniels has served as a director since 1987 and is a member of the Audit Committee. Before his retirement in 1979, Mr. Daniels served as Director of National Accounts, American Cyanamid Corporation. Mr. Daniels has also served as a director of InsCap since 1990.

     William F. Guest (65): Mr. Guest has served as a director since 1984 and is Chairman of the Board. Mr. Guest has served as Chairman of the Board and President of the Company since 1985. Mr. Guest is the Chairman of the Board and Chief Executive Officer of each of the Company's life insurance subsidiaries and is a director and the President of InsCap. Mr. Guest is an attorney and prior to joining the Company and its affiliates was engaged in the private practice of law in Houston, Texas for many years.

     C. Stratton Hill, Jr., M.D. (68): Dr. Hill has served as a director since 1984 and is a member and the Chairman of the Audit Committee. Dr. Hill is also the Medical Director of the Company's life insurance subsidiaries. Dr. Hill is a physician and has been engaged in the practice of medicine in Houston, Texas for many years.

                        MEETINGS AND COMMITTEES OF THE BOARD

     During 1996 the Board of Directors of the Company held three meetings. In addition, there is one standing committee of the Board of Directors which has the authority and responsibilities and which met during 1996 as described below. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committee of the Board of Directors on which he served, except for Dr. Hill, who missed one meeting of the Board of Directors.

     Audit Committee. The Audit Committee has the authority and responsibility to oversee the work of the independent public accountants for the Company and to meet with such accountants from time to time to determine the adequacy of the Company's accounting systems and controls and audit procedures. One meeting of the Audit Committee was held in 1996.

     Other Functions. There is no standing nominating committee or compensation committee of the Board of Directors, nor is there any committee of the Board of Directors performing similar functions.
     American Capitol maintains a standing compensation committee which has the responsibility of recommending the amount and form of compensation and benefits for officers and other key employees of American Capitol. The Company does not provide separate or additional compensation for its officers, all of whom are also officers of American Capitol, but is obligated to reimburse American Capitol for services provided to the Company by such persons in accordance with the terms of an intercompany service agreement.

     Director Compensation. Directors who are also officers of the Company do not receive directors' fees or other amounts in compensation for participation on the Board of Directors or a committee of the Board of Directors. All other directors are each paid a fee of $500 plus travel expenses for each meeting of the Board of Directors attended. In addition, each director who serves as a member of the Audit Committee of the Board of Directors is paid a fee of $500 plus travel expenses for each meeting of such committee attended, unless such meeting is held in conjunction with a meeting of the Board of Directors held on the same day.

                        SECURITY OWNERSHIP OF CERTAIN OWNERS

     Set forth below is information with respect to each person, entity or group known to have been the beneficial owner of more than 5% of the Company's Common Stock, its sole voting class of securities, as of March 24, 1997.

     --------------------------------------------------------------------------
         Name and Address of        Shares Beneficially       Percent of
          Beneficial Owner               Owned (1)               Class
     --------------------------------------------------------------------------
         InsCap Corporation                 3,317                43.69%
         10555 Richmond Avenue
         Houston, Texas  77042

         William F. Guest                   3,570 (2)            46.81%
         10555 Richmond Avenue
         Houston, Texas  77042

     (1) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

     (2) Mr. Guest owns directly and indirectly 455,514 shares, or 51.75%, of InsCap's issued and outstanding Common Stock, the sole voting class of securities of InsCap, and as the controlling stockholder of InsCap is deemed to be the beneficial owner of the shares of the Company owned by InsCap. In addition to the shares of Company Common Stock owned indirectly through InsCap, Mr. Guest directly owns 92 shares of Company Common Stock and is the beneficial owner of 127 shares of Company Common Stock through a trust for which he acts as trustee and is deemed to be the beneficial owner of 34 additional shares of Company Common Stock by virtue of options granted to him to purchase same.

                                 EXECUTIVE OFFICERS

     The By-Laws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

     Brief statements setting forth the age (at March 24, 1997), the offices held and the business experience during the past five years of each executive officer appear below.

     William F. Guest (65): Chairman of the Board and President. For the biography of Mr. Guest see "Election of Directors."

     John D. Cornett (38): Mr. Cornett has served as Executive Vice President of the Company since 1989 and as Treasurer of the Company since 1985. Mr. Cornett is a director and the Secretary of InsCap and the President and Chief Operating Officer and a director of each of the Company's life insurance subsidiaries. Mr. Cornett is a certified public accountant and, prior to joining the Company and its affiliates in 1984, Mr. Cornett held positions with American General Life Insurance Company and Prudential Insurance Company of America.

     H. Kathleen Musselwhite (40): Ms. Musselwhite has served as Assistant Treasurer of the Company since June 1995 and as Secretary of the Company since March 1997. Ms. Musselwhite is also the Treasurer and Controller, the Secretary and a director of each of the Company's life insurance subsidiaries. Ms. Musselwhite is a certified public accountant and, prior to joining the Company and its affiliates in 1995, Ms. Musselwhite served as Assistant Controller of American General Corporation (1987-June 1995).

                          SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is information with respect to shares of each class of equity securities of the Company and InsCap beneficially owned by directors of the Company, naming them, and by all directors and officers of the Company as a group, as of March 24, 1997.

     --------------------------------------------------------------------------
       Name of Beneficial       Amount and Nature of
            Owner (1)         Beneficial Ownership (2)     Percent of Class (3)
     --------------------------------------------------------------------------

                                    The Company
                                    Common Stock

       William F. Guest                  3,570 (4)                  46.81%
       John D. Cornett                     198 (5)                   2.60%
       C. Stratton Hill, Jr.                 6 (8)                    *
       All Officers and Directors        3,774 (6)                  49.27%

                                       Series A
                                      Preferred Stock

       William F. Guest                 12,000 (4)                  16.22%
       R. Wellington Daniels             2,000 (7)                   2.70%
       All Officers and Directors       14,000                      18.92%

                                        InsCap
                                     Common Stock

       William F. Guest                455,514 (4)                 51.75%
       R. Wellington Daniels            37,000                      4.20%
       John D. Cornett                  11,000                      1.25%
       All Officers and Directors      503,514                     57.20%


     (1) The address of each of the officers and directors is c/o Acap Corporation, 10555 Richmond Avenue, Houston, Texas 77042.

     (2) Except as otherwise indicated, the beneficial owner of the shares exercises sole voting and investment powers.

     (3) Percentages are calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to option, conversion privileges or other rights. An asterisk signifies less than 1%.

     (4) The Company Common Stock shown as owned by Mr. Guest includes 92 shares he owns directly, 127 shares owned indirectly by him through a trust for which he acts as trustee, 34 shares attributed to him by virtue of options granted to him to purchase same, and 3,317 shares owned indirectly by him through InsCap, the Company's parent, of which company Mr. Guest is the controlling stockholder. The Series A Preferred Stock of the Company shown as owned by Mr. Guest includes 7,300 shares owned directly by him, 900 shares indirectly owned by him through a trust for which Mr. Guest acts as trustee, and 3,800 shares owned indirectly by him through InsCap. Mr. Guest has pledged certain of his InsCap shares as security for loans which, in the event of default, could result in a change of control in InsCap, and therefore the Company.

     (5) Of the shares of Company Common Stock shown as owned by Mr. Cornett, 34 shares are attributed to him by virtue of options granted to him to purchase same.

     (6) The shares of Company Common Stock shown as owned by all officers and directors of the Company include 68 shares the beneficial ownership of which is attributed to officers of the Company by virtue of options granted to such officers to purchase such shares.

     (7) The 2,000 shares of the Company's Series A Preferred Stock shown as owned by Mr. Daniels are owned by Mr. Daniels' wife.

     (8) All such shares of Company Common Stock are owned by Dr. Hill's children.

                           BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of such forms furnished to the Company during or with respect to its fiscal year ended December 31, 1996 by the persons and entities filing same, the Company believes that during its fiscal year ended December 31, 1996 all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors and officers of the Company and by beneficial owners of more than 10% of the Company's outstanding Common Stock have been filed on a timely basis.

                               EXECUTIVE COMPENSATION

     The compensation paid by the Company and its affiliates for each of the last three completed fiscal years to (i) the Chief Executive Officer ("CEO") and (ii) each of the four most highly compensated executive officers, other than the CEO, whose total annual salary and bonus exceeded $100,000, was as follows:

     --------------------------------------------------------------------------
      Name and Principal Position    Year      Salary     Bonus    All Other
     --------------------------------------------------------------------------

      William F. Guest,              1996     $180,000    $  -0-     $ -0-
      CEO                            1995     $180,000     18,000      -0-
                                     1994     $180,000     18,000      -0-

      John D. Cornett,               1996     $100,000    $  -       $17,643*
      Treasurer                      1995     $100,000     10,000     17,658*
                                     1994     $100,000     10,000       -0-

     *The Company advanced Mr. Cornett $17,643 and $17,658 during 1996 and 1995, respectively, toward the payment of the premium on life insurance on Mr. Cornett's life and for which the Company is not the beneficiary. The advance will be repaid to the Company out of the cash value of such policy or the death proceeds from such policy. The advance is not compensation to Mr. Cornett to the extent that it is subject to repayment to the Company.

     The preceding table excludes club memberships and certain other benefits in an aggregate amount of less than 10% of the officer's annual salary. At December 31, 1996, Mr. Guest held unexpired options to purchase 34 shares of the Company's Common Stock and Mr. Cornett held unexpired options to purchase 34 shares of the Company's Common Stock. At December 31, 1996, the value of the unexpired options held by Mr. Guest was $1,785 and the value of the unexpired options held by Mr. Cornett was $1,785.

     In May 1990 American Capitol entered into a supplemental disability income agreement with Mr. Guest which provides for supplemental cash payments to Mr. Guest or for his benefit in the event that he becomes disabled while employed by American Capitol. The amount of such supplemental cash payments equals the amount of premium with respect to a "key man" life insurance policy held by American Capitol covering Mr. Guest which would be waived under the terms of the policy in the event of Mr. Guest's disability.

     In April 1994, American Capitol renewed for a period of three years an employment agreement with Mr. Cornett pursuant to which Mr. Cornett serves as President and Chief Operating Officer of American Capitol. The agreement provides for an annual compensation of $100,000. In the event Mr. Cornett's employment is terminated during the term of the agreement other than for cause, the salary payable thereunder, under specified conditions and subject to certain limitations, will continue for up to 18 months, less any amounts earned by Mr. Cornett from other employment during such period. In addition, in April 1994, American Capitol renewed a stock purchase agreement with Mr. Cornett which provides that in the event of a change of control of American Capitol, Mr. Cornett shall have the right to sell certain shares of Company Common Stock owned by him to American Capitol at a price per share determined by reference to the consideration involved in the change of control.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     InsCap is the immediate parent of the Company. See "Security Ownership of Certain Owners" for the basis of control and the percentage of voting securities owned.

                                INDEPENDENT AUDITORS

     Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report to Stockholders for 1996. KPMG Peat Marwick has served as the independent auditors for the Company for the fiscal year ended December 31, 1996. The Company anticipates that KPMG Peat Marwick will be selected to serve in such capacity for the fiscal year ending December 31, 1997, subject to formal approval of such engagement by the Company's Audit Committee. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

                                 QUORUM FOR MEETING

     The By-Laws of the Company require, for a quorum, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

                         SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposal intended to be presented by a stockholder at the Company's 1998 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 8, 1997 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to that meeting.


                              By Order of the Board of Directors


                              H. Kathleen Musselwhite
                              Secretary

     April 7, 1997